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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________________________________________________

                                   Form 8-K

                                CURRENT REPORT

    Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): July 6, 1999



PLANAR SYSTEMS, INC.
(exact name of registrant as specified in its charter)

Oregon                               0-23018             93-0835396
(State or other jurisdiction of      (Commission         (IRS Employer
incorporation or organization)       File Number)        Identification No.)


1400 N.W. Compton Drive, Beaverton, Oregon               97008
(Address of principal executive offices)                 (zip code)

Registrant's telephone number, including area code: (503)690-1100

_______________________________________________________________________________
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Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

     On July 6, 1999, dpiX, Inc., a Delaware corporation ("dpiX") was merged (the "Merger") with and into New dpiX LLC, a Delaware limited liability corporation ("New dpiX") pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of May 13, 1999 (the "Merger Agreement"), by and among dpiX, New dpiX and Xerox Corporation, a New York corporation ("Xerox"). In the Merger, all of the outstanding Preferred Shares of dpiX, all of which were owned by Xerox, were converted into a 19.9% membership interest in New dpiX, and all of the outstanding Common Shares of dpiX were converted into a total of $100 in cash at a rate of $.05 per Common Share. The terms and conditions of the Merger Agreement, including the purchase price, were negotiated on an arms-length basis by Xerox and dpiX Holding Company LLC, a Delaware limited liability corporation ("dpiX Holding").

     New dpiX was formed solely for the purpose of effecting the Merger. Prior to the Merger, all of the outstanding membership interests in New dpiX were owned by dpiX Holding. The owners of membership interests in dpiX Holding are Planar Systems, Inc. (the "Company"), Varian Medical Systems, Inc. and PHSITH, LLC, a joint venture of the United States affiliates of Phillips Medical Systems, Siemens A.G. and Thompson-CSF. The Company owns a 20 percent membership interest in dpiX Holding for which it paid $5 million. The Company's investment was funded out of working capital.

     Prior to the Merger, dpiX manufactured and sold amorphous silicon thin-film transistor ("TFT") arrays for use in x-ray digital detectors and liquid crystal displays, and the Company was a significant customer of dpiX. In connection with the Merger, the Company entered into an agreement with New dpiX that ensures the supply of TFT arrays required to satisfy the Company's existing and currently anticipated customer commitments for products that contain such arrays. The principal assets acquired in the Merger were the accounts receivable and inventory of dpiX and the property, plant and equipment used by dpiX in its manufacturing operations. New dpiX will continue to employ such assets in the manufacture and sale of TFT arrays.

     The Company's investment in dpiX Holding will be accounted for on the equity method. Based on the operating losses expected to be incurred by New dpiX during its first year of operations and the method of allocating profits and losses adopted by dpiX Holding, the Company expects to write-off the majority of its investment in dpiX Holding during the quarter ending September 24, 1999.

Item 7.   Financial Statements and Exhibits
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          (a)  Financial Statements of Business Acquired.

     It is impracticable to provide the financial statements required under this Item as of the date this Current Report on Form 8-K must be filed. The required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.
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     (b)  Pro Forma Financial Information

     It is impracticable to provide the pro forma financial information required under this Item as of the date this Current Report on Form 8-K must be filed. The required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

     (c)  Exhibits

     Number         Description
     ------         -----------

     2.1 Agreement and Plan of Merger dated as of May 13, 1999 by and among dpiX, Inc., Xerox Corporation and New dpiX LLC.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on July 20, 1999.

                                 PLANAR SYSTEMS, INC.
                                 (Registrant)



                                 /s/ Jack Raiton
                                 ---------------------------
                                 Jack Raiton
                                 Vice President and
                                 Chief Financial Officer